Exhibit 10.2

FORM OF FOURTH AMENDMENT TO

BREITBURN ENERGY PARTNERS L.P. 2006 LONG-TERM INCENTIVE PLAN

CONVERTIBLE PHANTOM UNIT AGREEMENT

This Fourth Amendment (this “Amendment”) to the Convertible Phantom Unit Agreement by and between BreitBurn GP, LLC (“BreitBurn GP”) and [_____________] (the “Participant”), with a grant date of December 26, 2007, as amended by the first, second and third amendments thereto (the “CPU Agreement”) and issued under the BreitBurn Energy Partners L.P. (the “Partnership”) 2006 Long-Term Incentive Plan, as amended and restated (the “Plan”), was approved by the Compensation and Governance Committee of the Board of Directors of BreitBurn GP, acting in its capacity as administrator of the Plan and as the general partner of the Partnership, and is entered into by and among BreitBurn GP, the Partnership and the Participant as of December 13, 2012. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the CPU Agreement.

RECITALS

                A. The CPU Agreement provides that Convertible Phantom Units (“CPUs”) may convert to Partnership Units at varying multiples depending on Partnership Unit distribution levels over a period prior to vesting.

B. The parties wish to amend the vesting and payment provisions of the CPU Agreement as set forth herein.

C. Pursuant to Section 15 of the CPU Agreement, the parties may amend the CPU Agreement by written agreement.

AMENDMENT

For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend the CPU Agreement as follows, which amendments shall take effect and be incorporated into the CPU Agreement from and after the date of this Amendment:

1. The “Grant Notice” section of the CPU Agreement is hereby amended by deleting all references to the date “January 1, 2013” in its entirety and substituting the date “December 28, 2012” in lieu thereof.

2. Section 2(a) of the CPU Agreement is hereby amended by adding the following sentence at the end of such section:

“In no event will the Participant be entitled to any payment in respect of any PDR to the extent that the Participant receives actual Unit distributions with respect to the Units underlying the CPU to which such PDR relates.”

3. Section 3(b)(ii) of the CPU Agreement is hereby amended and restated in its entirety as follows:

“ii.	In the case of any CPU that vests on December 28, 2012, 1.0 CUE per CPU.”

4. Sections 3(b) and 6(b) of the “Terms and Conditions of Convertible Phantom Units” section of the CPU Agreement are hereby amended by deleting all references to the date “January 1, 2013” in its entirety and substituting the date “December 28, 2012” in lieu thereof.

5. The last (unnumbered) paragraph of Section 3(b) of the CPU Agreement is hereby amended and restated in its entirety as follows:

“Under no circumstances shall any Quarterly Distribution that is announced after the applicable Vesting Date be taken into consideration in determining the number of CUEs underlying any CPUs at vesting.”

6. This Amendment shall be and is hereby incorporated in and forms a part of the CPU Agreement.

               7. Except as expressly provided herein, all terms and conditions of the CPU Agreement shall remain in full force and effect.

                8. This Amendment shall be governed by and construed in accordance with the laws in force in the state of Delaware, without regard to that state’s conflict-of-law rules and principles.

[Signature Page Follows]

IN WITNESS WHEREOF, BreitBurn GP, the Partnership and the Participant have executed this Amendment as of the date first above written.

BREITBURN ENERGY PARTNERS L.P.
By: BREITBURN GP, LLC Its: General Partner

By: __________________________________ Name: Title:

PARTICIPANT

By: ___________________________
       [___________________]

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